SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 2, 2012 (April 26, 2012)

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4927 Calloway Drive
Bakersfield, California 93312
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The common stock of Tri-Valley Corporation (the “Company”) is listed for trading on the NYSE Amex, LLC (“NYSE Amex”), a national securities exchange. Continued listing of the Company’s common stock on the NYSE Amex requires the Company to meet continued listing requirements set forth in the NYSE Amex’s Company Guide (the “Company Guide”). These requirements include both quantitative standards (such as those relating to the selling price of the listed security and a minimum level of stockholders’ equity) and qualitative standards (such as those relating to a listed company’s financial condition generally).

On April 26, 2012, the Company received a letter from NYSE Amex indicating that the Company is not in compliance with certain continued listing requirements set forth in the Company Guide, as follows:

  Section 1003(a)(iii) of the Company Guide requires a company to maintain a minimum of $6.0 million in stockholders’ equity, if the company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. As of December 31, 2011, the Company’s stockholders’ equity was approximately $4.4 million, and the Company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years.
  Section 1003(a)(iv) of the Company Guide insofar as the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of NYSE Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.
  Section 1003(f)(v) insofar as the Company’s average daily closing price over the last six months ended March 31, 2012, was $0.17.

In order to maintain the Company’s listing on NYSE Amex, the Company is required to submit a plan to NYSE Amex no later than May 29, 2012, addressing how it intends to regain compliance with Section 1003(a)(iv) by July 26, 2012, and Sections 1003(a)(iii) and 1003(f)(v) by October 26, 2012.  The Company currently intends to submit a plan by the May 29, 2012 deadline.  However, if the Company is unable to submit a plan or if the plan is not accepted by NYSE Amex, the Company will be subject to delisting proceedings.

On May 2, 2012, the Company issued a press release to announce receipt of the NYSE Amex non-compliance letter.  A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit Number	Description of Exhibit

99.1	Press release, dated May 2, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date:	May 2, 2012	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated May 2, 2012.